SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Simulations Plus, Inc.

(Name of Registrant as Specified In Its Charter)

_____________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE

PROXY STATEMENT DATED MAY 11, 2021

FOR THE SPECIAL MEETING OF SHAREHOLDERS

To be held on June 23, 2021

On or about May 11, 2021, Simulations Plus, Inc., a California corporation (the “Company”), mailed a proxy statement (the “Proxy Statement”) to our shareholders relating to a special meeting of our shareholders (the “Special Meeting”), which Special Meeting is to be held on Wednesday, June 23, 2021, at 2:00 p.m. Pacific Time, virtually via live webcast through www.virtualshareholdermeeting.com/SLP2021. The Proxy Statement included a proposal to approve the adoption of our new 2021 Equity Incentive Plan (the “2021 Plan”).

As disclosed in the Current Report on Form 8-K (the “Current Report”) and supplemental proxy materials filed with the Securities and Exchange Commission (“SEC”) by us on June 8, 2021 (together, the “Supplemental Proxy Materials”), on June 3, 2021, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Special Meeting (the “June 3 Recommendation”), which included an unfavorable recommendation from ISS with respect to our adoption of the 2021 Plan. In response to the ISS recommendation to vote “against” the proposal to approve the 2021 Plan, on June 8, 2021, we revised the 2021 Plan to decrease the total number of shares of common stock authorized and reserved for issuance under the 2021 Plan from 2,100,000 shares (as originally proposed) to 1,300,000 shares (as revised, the “Revised 2021 Plan”). We made no other changes to the 2021 Plan.

On June 9, 2021, after reviewing the Supplemental Proxy Materials filed with the SEC, ISS published an updated proxy analysis and vote recommendation for the Special Meeting (the “June 9 Recommendation”). Although ISS’ analysis regarding the advisability of adopting the Revised 2021 Plan was significantly more favorable to our proposal in its June 9 Recommendation than in its June 3 Recommendation, ISS still recommended that our shareholders vote “against” adoption of the Revised 2021 Plan. ISS’ recommendation was based in part because the shareholder value transfer (“SVT”) for the proposed Revised 2021 Plan, as calculated by ISS under its proprietary model, exceeds ISS’ benchmark. ISS noted in its June 9 Recommendation that it included all remaining shares available for issuance under our 2017 Equity Incentive Plan (the “2017 Plan”) in its SVT analysis, despite our commitment not to issue any additional awards under the 2017 Plan unless shareholders do not approve the Revised 2021 Plan, based on the fact that the equity incentive plan related disclosures included in the Proxy Statement were as of August 30, 2020, our fiscal year end, and not a more current date.

The purpose of this supplement is to provide additional and updated information regarding equity awards granted, outstanding, and reserved for issuance under our equity incentive plans, including the 2017 Plan and our former 2007 Equity Incentive Plan (the “2007 Plan,” and together with the 2017 Plan, the “Plans”).

The following table provides information as of June 9, 2021 regarding the Plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,185,071	$25.34	256,848
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	1,185,071	$25.34	256,848

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As of June 9, 2021, approximately 630,896 shares of Company common stock were subject to outstanding awards under the 2017 Plan and 256,848 shares of common stock were available for future awards under the 2017 Plan. As of June 9, 2021, approximately 554,175 shares of Company common stock were subject to outstanding awards under the 2007 Plan. The 2007 Plan expired by its terms in 2017, and no additional shares may be issued thereunder.

If our shareholders do not approve the Revised 2021 Plan, the Revised 2021 Plan will not be effective, the 2017 Plan will remain in effect in accordance with its terms until its expiration, and we may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees, directors and service providers.

This supplement to the Proxy Statement should be read together with the Proxy Statement and the Supplementary Proxy Materials. Shareholders may obtain, free of charge, a copy of this supplement, the Supplementary Proxy Materials, and the Proxy Statement (i) at the SEC’s website at www.sec.gov, (ii) on our website at https://www.simulations-plus.com/investorscorporate-profile/sec-filings/ or (iii) at www.proxyvote.com.

The information contained in this Supplement to the Proxy Statement modifies or supersedes any inconsistent information contained in the Proxy Statement and the Supplementary Proxy Materials. Except as set forth above and in the Supplementary Proxy Materials, the Proxy Statement remains unchanged.

The Revised 2021 Plan will be presented for shareholder approval at the Special Meeting. Our Board of Directors continues to recommend unanimously that shareholders vote “for” the proposal in the Proxy Statement, as supplemented by this supplement and the Supplementary Proxy Materials, to approve our Revised 2021 Plan. Any vote “for” or “against” the 2021 Plan proposal using the proxy card previously furnished to the shareholders of record as of April 26, 2021, the record date for the Special Meeting, or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “for” or “against,” as applicable, the Revised 2021 Plan. If any shareholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such shareholder may revoke his or her proxy before it is voted at the Special Meeting by submitting a new proxy bearing a later date via the Internet, by telephone, by mail or by attending the Special Meeting virtually and casting the online ballot, or as otherwise described in the Proxy Statement. If any shareholder would like a new proxy or has any questions, he or she should contact Will Frederick, our Chief Financial Officer and Corporate Secretary, at 42505 10th Street West, Lancaster, CA 93534, or at (661) 723-7723.

The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended.

By Order of the Board of Directors

/s/ Will Frederick

Will Frederick

Secretary

June 10, 2021

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